Exhibit 99.1

Sonic Foundry Announces Fiscal Year 2021 and Fourth Quarter Financial Results

MADISON, Wis. – December 9, 2021 - Sonic Foundry, Inc. (OTC Pink Sheets: SOFO), the trusted leader for video creation and management solutions as well as virtual and hybrid events, today announced consolidated financial results for its fiscal year 2021 and fourth quarter ended September 30, 2021.

Highlights for the Fiscal Year Ended September 30, 2021

•

Total revenue increased 1.4% to $35.2 million compared to $34.7 million in the prior year. Exceeded fiscal 2021 revenue goal mainly due to growth in cloud and event business which offset pressures on traditional products.

•	Gross margin was 71% of sales compared to 72% of sales in the prior year, reflecting investment in cloud infrastructure to support recurring revenue growth.
•

Net income attributable to common stockholders was $0.36 per diluted share, compared to a net loss of $0.02 per diluted share in fiscal year 2020. Net income included the forgiveness of $2.3 million of debt associated with the PPP program.

•	Adjusted EBITDA was $2.7 million compared to $2.4 million in fiscal year 2020.

Highlights for the Fiscal Quarter Ended September 30, 2021

•	Total revenue was $8.6 million compared to $10.2 million in the prior year quarter due to the $1.3 million impact of a one-time project to migrate a significant on-premises deployment to the Mediasite Cloud.
•	Gross margin was 69% of sales compared to 72% of sales in the prior year quarter, reflecting investment in cloud infrastructure to support recurring revenue growth.
•	Net loss attributable to common stockholders was $0.05 per diluted share, compared to a net income of $0.06 per diluted share in the fourth fiscal quarter of 2020, reflecting new investments made in product development and marketing to address new markets.
•	Adjusted EBITDA was a negative $270 thousand compared to $1.6 million in the fourth fiscal quarter of 2020.

Management Commentary

“During fiscal 2021, we made substantial progress on transforming our business to the next-gen Sonic Foundry.  When I assumed the role of CEO, I laid out a plan to apply my past success energizing companies to achieve high revenue growth by stabilizing and growing the current business while simultaneously entering new markets. We are hitting our stride on executing that plan which began with having the right team in place. I am proud that we attracted top talent to our senior leadership and Board of Directors. This new team was able to reverse a long-standing revenue decline in just seven months while significantly improving profitability and strengthening the balance sheet.  I am excited about our strategic investments in innovation that were made to ensure our Mediasite platform continues to lead the industry in powering video access for our customers anytime, anywhere and on any device,” said Joe Mozden Jr., CEO, Sonic Foundry.

“I believe that the greatest opportunity in our 30-year history lies just ahead. The pandemic accelerated how content is delivered and consumed and we have optimized our platform to capitalize on this powerful and permanent shift in how people work and learn. Every day, we work with customers to adopt a new paradigm that makes any event or classroom—whether virtual, hybrid or in person—more engaging, more personalized, and more impactful. We are expanding our cloud capabilities to better support our customers as they adapt to a digital first world. At the same time, we are moving from primarily a hardware provider to a SaaS service provider, which will ultimately generate more recurring revenue.”

“I am particularly excited about the R&D projects we are undertaking that will address tomorrow’s needs. We are developing a set of AI-based video solutions that will enhance the value of our customers’ content. The target for our innovation is every video that exists in the enterprise, regardless of origin, saving content owners valuable time as they struggle to meet the high expectations of their audiences. In addition, we are innovating new solutions to bridge the higher education gap in developing economies where a supply and demand imbalance exists. I look forward to sharing exciting updates on these initiatives as we achieve the aggressive goals we have laid out for the year ahead.”

“We are actively investing in the future of our company and are rigorously disciplined when it comes to generating long-term value for our stakeholders. Our business is now right-sized, with a plan to execute future growth initiatives in exciting new markets. We have a solid foundation, a 30-year history of industry leadership, a large installed base of amazing customers, and an energized management team focused on creating value. With the highly fragmented enterprise video market expected to grow at a CAGR of 11.6% to $33 billion in the next five years, we have considerable potential to gain market share in areas where we have earned the right to win,” concluded Mozden.

Fiscal Year 2021 Operating Results

Service revenue, which included support, cloud services, events, and professional services was $24.7 million for fiscal year 2021 compared to $24.4 million in the prior fiscal year. Product revenue was $10.5 million compared to $10.3 million during the same period last year. Cloud services revenue increased 20% to $8.3 million compared to $6.9 million last fiscal year. Event revenue increased 8% to $6.4 million versus $5.9 million last fiscal year.

Gross margin was 71% for fiscal year 2021, compared with 72% in last fiscal year. The decrease in gross margin was primarily attributable to significant investment in new cloud infrastructure needed to drive future growth.

Selling, general, administrative, and other expenses (SG&A) was $24.1 million for fiscal year 2021, compared with $24.4 million in the prior fiscal year. While SG&A decreased from last year reflecting headcount reductions in late fiscal 2020, the Company invested heavily in new systems and resources in the latter half of fiscal 2021 to drive future growth.

Net income attributable to common stockholders was $3.1 million (including forgiveness of a PPP loan of $2.3 million), or $0.36 per diluted share, for fiscal year 2021, compared with a net loss attributable to common stockholders of $179 thousand, or a loss $0.02 per diluted share, for the same period of the prior fiscal year.

Adjusted EBITDA was $2.7 million in fiscal year 2021, compared to $2.4 million in the prior fiscal year.

Fiscal Fourth Quarter 2021 Operating Results

Service revenue, which included support, cloud services events, and installations was $5.6 million, compared to prior year service revenue of $7.4 million, which included a $1.3 million customer data center migration. Product revenue was $3.0 million compared to $2.7 in the fourth quarter last year. Cloud services revenue decreased due to the $1.5 million impact of a one-time project to migrate a significant on-premises deployment to the Mediasite Cloud.

Gross margin was $5.9 million for the fourth quarter of fiscal 2021, compared with $7.3 million in the same period of the prior fiscal year. The decrease again reflects a large on-time transaction in the prior year to migrate a customer to the Mediasite Cloud.

Selling, general, administrative, and other expenses (SG&A) was $6.6 million for the fourth quarter of fiscal 2021, compared with $6.7 million in the year ago period.

Net loss attributable to common stockholders was $458 thousand, or a loss of $0.06 per diluted share, for the fourth quarter of fiscal 2021, compared with net income attributable to common stockholders of $439 thousand, or $0.06 per diluted share, for the same period of the prior fiscal year.

Adjusted EBITDA for the fourth quarter of 2021 was a negative $270 thousand versus $1.6 million in the year ago period.

Non-GAAP Financial Information

To supplement and enhance the reader’s understanding of our operating performance, we disclose adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (adjusted EBITDA), a non-GAAP measure of operating performance. Our adjusted EBITDA measure additionally adds back stock compensation expense, and severance, and subtracts gain from debt forgiveness from the SEC definition of EBITDA. As such, our adjusted EBITDA may not be comparable to similarly titled measures reported by other companies and should not be viewed as an alternative to net income as a measurement of our operating performance. A reconciliation of net income to adjusted EBITDA for the fourth quarter ended September 30, 2021, and 2020 are included in the release.

About Sonic Foundry®, Inc.

Sonic Foundry (OTC Pink Sheets: SOFO) is the global leader for video capture, management, and streaming solutions as well as virtual and hybrid events. Trusted by more than 5,200 educational institutions, corporations, health organizations and government entities in over 65 countries, its Mediasite Video Platform quickly and cost-effectively automates the capture, management, delivery, and search of live and on-demand streaming videos. Learn more at www.sonicfoundry.com.

© 2021 Sonic Foundry, Inc. Product and service names mentioned herein are the trademarks of Sonic Foundry, Inc. or their respective owners.

Forward Looking Statements

This news release contains forward-looking statements about the products and services of Sonic Foundry within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our products and services, our customer base, strategic investments, new partnerships, our future operating results and any statements we make about the company’s future. These types of statements address matters that are subject to many risks and uncertainties. Actual results could differ materially from the forward-looking guidance we provide. Any forward-looking statements should be considered in context of the risk factors disclosed in our periodic forms 10Q, 10K and other filings with the SEC. These filings can be accessed on-line at www.sec.gov and other websites or can be obtained from the company’s investor relations department. All of the information and disclosures we make in this news release regarding our business, including any forward-looking guidance, are as of the date given and we assume no obligation to update or change this information, regardless of subsequent events.

Contacts

Media:

Maggie Habib, mPR

maggie@mpublicrelations.com

Investors:

Margaret Boyce

310-622-8247

mboyce@finprofiles.com

Sonic Foundry, Inc.

Consolidated Balance Sheets

(in thousands, except for share data)

(Unaudited)

	September 30,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$9,989	$7,619
Accounts receivable, net of allowances of $261 and $236	5,167	6,250
Inventories, net	442	1,167
Investment in sales-type lease, current	294	275
Capitalized commissions, current	360	440
Prepaid expenses and other current assets	1,153	1,065
Total current assets	17,405	16,816
Property and equipment:
Leasehold improvements	1,111	1,128
Computer equipment	8,527	7,960
Furniture and fixtures	1,528	1,366
Total property and equipment	11,166	10,454
Less accumulated depreciation and amortization	8,368	7,295
Property and equipment, net	2,798	3,159
Other assets:
Investment in sales-type lease, long-term	490	76
Capitalized commissions, long-term	76	100
Right-of-use assets under operating leases	2,441	2,081
Other long-term assets	805	397
Total assets	$24,015	$22,629
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	1,072	2,689
Accrued liabilities	2,522	2,565
Current portion of unearned revenue	9,413	10,402
Current portion of finance lease obligations	79	119
Current portion of operating lease obligations	930	1,425
Current portion of notes payable and warrant debt, net of discounts	—	1,104
Total current liabilities	14,016	18,304
Long-term portion of unearned revenue	1,614	1,736
Long-term portion of finance lease obligations	26	89
Long-term portion of operating lease obligations	1,583	665
Long-term portion of notes payable and warrant debt, net of discounts	556	2,673
Derivative liability, at fair value	53	66
Other liabilities	27	144
Total liabilities	17,875	23,677
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock, $.01 par value, authorized 500,000 shares; none issued	—	—
9% Preferred stock, Series A, voting, cumulative, convertible, $.01 par value (liquidation preference of $1,000 per share), authorized 4,500 shares; zero shares issued and outstanding, at amounts paid in	—	—
5% Preferred stock, Series B, voting, cumulative, convertible, $.01 par value (liquidation preference at par), authorized 1,000,000 shares, none issued	—	—
Common stock, $.01 par value, authorized 15,000,000 shares; 9,064,821 and 7,965,325 shares issued and 9,052,105 and 7,952,609 shares outstanding	91	80
Additional paid-in capital	213,278	209,022
Accumulated deficit	(206,442)	(209,519)
Accumulated other comprehensive loss	(618)	(462)
Treasury stock, at cost, 12,716 shares	(169)	(169)
Total stockholders’ equity (deficit)	6,140	(1,048)
Total liabilities and stockholders’ equity (deficit)	$24,015	$22,629

Sonic Foundry, Inc.

Consolidated Statements of Operations

(in thousands, except for share and per share data)

(Unaudited)

	Years Ended September 30,		Quarters Ended September 30,
	2021	2020	2021	2020
Revenue:
Product and other	$10,473	$10,339	$3,067	$2,727
Services	24,694	24,414	5,563	7,427
Total revenue	35,167	34,753	8,630	10,154
Cost of revenue:
Product and other	4,042	4,430	1,204	1,243
Services	6,252	5,204	1,482	1,638
Total cost of revenue	10,294	9,634	2,686	2,881
Gross margin	24,873	25,119	5,944	7,273
Operating expenses:
Selling and marketing	11,970	13,025	3,205	3,591
General and administrative	4,870	5,055	1,514	1,408
Product development	7,226	6,303	1,871	1,703
Total operating expenses	24,066	24,383	6,590	6,702
Income (Loss) from operations	807	736	(646)	571
Non-operating income (expenses):
Interest expense, net	(44)	(658)	(2)	(37)
Gain on debt forgiveness	2,325	—	—	—
Other income (expense), net	4	(109)	12	41
Total non-operating income (expense)	2,285	(767)	10	4
Income (Loss) before income taxes	3,092	(31)	(636)	575
Income tax benefit (expense)	(15)	(148)	178	(136)
Net income (loss)	$3,077	$(179)	$(458)	$439
Dividends on preferred stock	—	—	—	—
Net income (loss) attributable to common stockholders	$3,077	$(179)	$(458)	$439
Income (Loss) per common share:
Basic net income (loss) per common share	$0.37	$(0.02)	$(0.06)	$0.06
Diluted net income (loss) per common share	$0.36	$(0.02)	$(0.05)	$0.05
Weighted average common shares – Basic	8,230,100	7,216,135	8,086,331	7,940,480
– Diluted	8,650,384	7,216,135	8,952,750	8,346,877

Sonic Foundry, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Years Ended
	September 30,
	2021	2020
Operating activities
Net Income (Loss)	$3,077	$(179)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of other intangibles	49	231
Depreciation and amortization of property and equipment	1,263	889
Loss on sale of fixed assets	37	—
Provision for doubtful accounts	25	111
(Recovery of ) Provision for inventory reserve	(16)	122
Loss on conversion of related party debt to equity	—	26
Stock-based compensation expense related to stock options	487	158
Stock issued for board of director's fees	70	63
Deferred loan interest to related party	—	317
Remeasurement (gain) loss on derivative liability	(13)	57
Gain on debt forgiveness	(2,325)	—
Changes in operating assets and liabilities:
Accounts receivable	821	268
Inventories	734	(729)
Investment in sales-type lease	(452)	(48)
Capitalized commissions	104	30
Prepaid expenses and other current assets	(121)	(57)
Right-of-use assets under operating leases	(387)	492
Operating lease obligations	445	(528)
Other long-term assets	(438)	—
Accounts payable and accrued liabilities	(989)	1,503
Other long-term liabilities	(110)	(2)
Unearned revenue	(1,015)	617
Net cash provided by (used in) operating activities	1,246	3,341
Investing activities
Purchases of property and equipment	(1,482)	(1,736)
Net cash used in investing activities	(1,482)	(1,736)
Financing activities
Proceeds from notes payable	—	3,157
Payments on notes payable	(935)	(1,358)
Proceeds from issuance of common stock	3,710	73
Payments on capital lease and financing arrangements	(120)	(202)
Net cash provided by financing activities	2,655	1,670
Changes in cash and cash equivalents due to changes in foreign currency	(49)	49
Net increase (decrease) in cash and cash equivalents	2,370	3,324
Cash and cash equivalents at beginning of year	7,619	4,295
Cash and cash equivalents at end of year	$9,989	$7,619
Supplemental cash flow information:

Interest paid	$32	$148
Income taxes paid, foreign	97	154
Non-cash financing and investing activities:
Property and equipment financed by finance lease or accounts payable	152	724
Common stock issued for extinguishment of related party debt	—	5,005

Sonic Foundry, Inc.

Consolidated Non-GAAP Adjusted EBITDA Reconciliation

(in thousands)

	Years Ended September 30,		Quarters Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$3,077	$(179)	$(458)	$439
Add:
Depreciation and amortization	1,263	889	255	235
Income tax expense (benefit)	15	148	(178)	136
Interest expense	44	658	2	37
Stock-based compensation expense	487	158	109	55
Severance	157	705	-	705
Subtract:
Gain on debt forgiveness	2,325	-	-	-
Adjusted EBITDA	$2,718	$2,379	$(270)	$1,607